PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Twenty- Four Series of Limited Recourse Obligations

Totaling $1,760,310

Dated: August 20, 2018

This Post-Qualification Offering Circular Amendment No. 24 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 29, 2017, as qualified on January 4, 2018, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional $1,760,310 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

We make LROs available for investment on our web-based investment platform www.groundfloor.com (the “Groundfloor Platform”). Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225. Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower. This PQA relates to the offer and sale of each separate series of LROs corresponding to the Projects for which we extend Loans, as described below (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROs Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the “General Terms of the LROs—Administration, Service, Collection, and Enforcement of Loan Documents” section on page 106 of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 12 of the Offering Circular.

Generally, no sale may be made to you in this offering to the extent that the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Groundfloor Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors) up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Groundfloor Platform.

This Offering is being conducted on a “best-efforts” basis, which means that our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$53,940	N/A	$53,940	N/A
Total Maximum	$209,190	N/A	$209,190	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10753) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this PQA all of the information contained in the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment.
2.	Post-Qualification Amendment No. 6 to the Offering Circular.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROs Covered by the Offering Circular and Use of Proceeds

The following disclosure is added on pages 109 and 110 of the Offering Circular under the table included under “The LROs Covered by this Offering Circular” and “Use of Proceeds,” respectively:

The table below lists the additional Projects covered by this PQA for which we are offering separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
7221 Farrington Road, Lot 3-#1, Durham, NC, 27707	$209,190
7221 Farrington Road, Lot 3-#2, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 3-#3, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 3-#4, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 3-#5, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 3-#6, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 3-#7, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 3-#8, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 4-#1, Durham, NC, 27707	209,190
7221 Farrington Road, Lot 4-#2, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 4-#3, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 4-#4, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 4-#5, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 4-#6, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 4-#7, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 4-#8, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 5-#1, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 5-#2, Durham, NC, 27707	209,190
7221 Farrington Road, Lot 5-#3, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 5-#4, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 5-#5, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 5-#6, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 5-#7, Durham, NC, 27707	53,930
7221 Farrington Road, Lot 5-#8, Durham, NC, 27707	53,930
Total	$1,760,210

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-171.

PROJECT SUMMARIES FOR PQA NO. 24

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#1, DURHAM, NC 27707 B Rate Projected Term Loan to ARV Loan Amount Investors 8% 12 months 27.89% $209,190 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $209,109 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Grayson Dare Homes, Inc Barry Burnette - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $750,000 $100,000 Total Project Costs $648,700 GROUNDFLOOR $586,770 $61,930 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $63,230 Loan To ARV 78.2% Purchase Date 01/02/2017 Loan To Total Project Cost 0.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 7 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $750,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 7221 FARRINGTON ROAD, LOT 3-#1, DURHAM, NC 27707 The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences. Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. Borrower is using $200,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan. This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3-#1, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was previously purchased and is owned by the borrower. This loan represents one draw for the construction project and is secured by an individual note. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. We do not take a “spread” on any part of the interest payments. Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See “Fees and Related Expenses” in the Offering Circular. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GRAYSON DARE HOMES, INC DATE OF FORMATION* 11/12/2000 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $4M $600K 8 $2M Unsold Inventory Aged Inventory Gross Margin % N/A N/A 33.15% PRINCIPAL Barry Burnette FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 10 $800K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $500K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-172

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#2, DURHAM, NC 27707

B



BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 3-#2, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3-#2, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt
$4M	$600K

Unsold Inventory	Aged Inventory
N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
8	$2M

Gross Margin %
33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
10	$800K

Average Project Time	Average Total Project Costs
3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#3, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 3-#3, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3-#3, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★

11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS

New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#4, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
7
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$750,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 3-#4, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3-#4, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#5, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 3-#5, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3-#5, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#6, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 4 10
Quality of Valuation Report 4 4
Skin-in-the-Game 3 10
Location 7 8
Borrower Experience 5 5
Borrower Commitment 1 1

VALUATION REPORTS

As Complete (ARV)

$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 3-#6, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3-#6, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★

11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS

New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#7, DURHAM, NC 27707

B



BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
7
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 3-#7, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3-#7, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★

11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt
$4M	$600K

Unsold Inventory	Aged Inventory
N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
8	$2M

Gross Margin %
33.15%

PRINCIPAL

Barry Burnette

FOCUS

New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
10	$800K

Average Project Time	Average Total Project Costs
3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 3-#8, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

FINANCIAL OVERVIEW


After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$750,000

Certified Independent Appraisal
Broker's Price Opinion
Borrower Provided Appraisal
Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 3-#8, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 3-#8, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★

11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS

New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 4-#1, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	27.89%	$209,190	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$209,190	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Out of
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 4-#1, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- Borrower is using $200,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 4-#1, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt
$4M	$600K

Unsold Inventory	Aged Inventory
N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
8	$2M

Gross Margin %
33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
10	$800K

Average Project Time	Average Total Project Costs
3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 4-#2, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 4-#2, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 4-#2, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt
$4M	$600K
Unsold Inventory	**Aged Inventory**
N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
8	$2M
Gross Margin %	
33.15%	

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
10	$800K
Average Project Time	**Average Total Project Costs**
3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 4-#3, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 4-#3, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 4-#3, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 4-#4, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 4-#4, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 4-#4, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 4-#5, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 4-#5, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 4-#5, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 4-#6, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR $586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 4-#6, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 4-#6, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 4-#7, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 4-#7, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 4-#7, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt
$4M	$600K
Unsold Inventory	Aged Inventory
N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
8	$2M
Gross Margin %	
33.15%	

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
10	$800K
Average Project Time	Average Total Project Costs
3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 4-#8, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 4-#8, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 4-#8, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt
$4M	$600K
Unsold Inventory	**Aged Inventory**
N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
8	$2M
Gross Margin %	
33.15%	

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0
On Time Repayment	
N/A	

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
10	$800K
Average Project Time	**Average Total Project Costs**
3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 5-#1, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	27.89%	$209,190	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$209,190	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW


After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION


View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 5-#1, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- Borrower is using $200,000 of the loan proceeds to pay off an existing loan that was used to acquire the property. Groundfloor will assume the first lien position. The rest of the loan proceeds will be put towards the renovation of the property, much like an acquisition and renovation loan.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 5-#1, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★

11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS

New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 5-#2, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 5-#2, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 5-#2, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 5-#3, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
7
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google
Terms of Use
Report a map error

Address: 7221 FARRINGTON ROAD, LOT 5-#3, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 5-#3, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt
$4M	$600K

Unsold Inventory	Aged Inventory
N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
8	$2M

Gross Margin %
33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
10	$800K

Average Project Time	Average Total Project Costs
3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 5-#4, DURHAM, NC 27707

B



BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 5-#4, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 5-#4, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 5-#5, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc

Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)

$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 5-#5, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 5-#5, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★

11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL

Barry Burnette

FOCUS

New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 5-#6, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

INVEST NOW

Click here to view the LRO Agreement

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

Factor	Score	Max
Loan To ARV Score	4	10
Quality of Valuation Report	4	4
Skin-in-the-Game	3	10
Location	7	8
Borrower Experience	5	5
Borrower Commitment	1	1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



View larger map
7221 Farrington Road
Google
Map data ©2018 Google Terms of Use Report a map error

Address: 7221 FARRINGTON ROAD, LOT 5-#6, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 5-#6, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt	Unsold Inventory	Aged Inventory
$4M	$600K	N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue	Gross Margin %
8	$2M	33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid	On Time Repayment
0	0	N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue	Average Project Time	Average Total Project Costs
10	$800K	3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 5-#7, DURHAM, NC 27707

B



Rate	Projected Term	Loan To ARV	Loan Amount	Investors
8%	12 months	7.19%	$53,940	0

Purpose	Loan Position	Total Loan Amount	Repayment Terms
New Construction	First Lien	$53,940	Balloon payment - principal and interest returned on repayment / due at maturity.

INVEST NOW

Click here to view the LRO Agreement

BORROWER

Grayson Dare Homes, Inc
Barry Burnette - principal

FINANCIAL OVERVIEW



After Repair Value (ARV)
$750,000
$100,000
Total Project Costs
$648,700
GROUNDFLOOR
$586,770
$61,930
0%
Skin-in-the-Game
First Lien Loan
Cushion

Purchase Price	$63,230	Loan To ARV	78.2%
Purchase Date	01/02/2017	Loan To Total Project Cost	0.0%

GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
4
4
Skin-in-the-Game
3
10
Location
7
8
Borrower Experience
5
5
Borrower Commitment
1
1

VALUATION REPORTS

As Complete (ARV)
$750,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

PROPERTY DESCRIPTION



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7221 Farrington Road
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Address: 7221 FARRINGTON ROAD, LOT 5-#7, DURHAM, NC 27707

The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

PROPERTY PHOTOS



MISCELLANEOUS

PROJECT SPECIFIC RISK FACTORS

- A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences.
- Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower's Skin-in-the-Game will not change regardless of any changes to the closing price.
- The construction of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The construction will require permitting, and permits may not be obtained on time or may be denied.
- There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place.
- This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 5-#7, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was perviously purchased and is owned by the borrower.
- This loan represents one draw for the construction project and is secured by an individual note.
- Please consult the Offering Circular. for further discussion of general risk factors.

CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

DEVELOPER FEES

- We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services.
- We do not take a "spread" on any part of the interest payments.
- Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See "Fees and Related Expenses" in the Offering Circular.

BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

GRAYSON DARE HOMES, INC

DATE OF FORMATION ★
11/12/2000

FINANCIAL DATA
Reporting date: 06/30/18

Value of Properties	Total Debt
$4M	$600K

Unsold Inventory	Aged Inventory
N/A	N/A

PROJECTS / REVENUE
Reporting period: 2017

Completed Projects	Revenue
8	$2M

Gross Margin %
33.15%

PRINCIPAL
Barry Burnette

FOCUS
New Construction

GROUNDFLOOR HISTORY ★

Loans Funded	Loans Repaid
0	0

On Time Repayment
N/A

HISTORICAL AVERAGES
Reporting period: three years ending 2017

Completed Projects Per Year	Average Project Revenue
10	$800K

Average Project Time	Average Total Project Costs
3 months	$500K

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 7221 FARRINGTON ROAD, LOT 5-#8, DURHAM, NC 27707 B Rate Projected Term Loan to ARV Loan Amount Investors 8% 12 months 7.19% $53,940 0 Purpose Loan Position Total Loan Amount Repayment Terms New Construction First Lien $53,940 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Grayson Dare Homes, Inc Barry Burnette - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $750,000 $100,000 Total Project Costs $648,700 GROUNDFLOOR $586,770 $61,930 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $63,230 Loan To ARV 78.2% Purchase Date 01/02/2017 Loan To Total Project Cost 0.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 7 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $750,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 7221 FARRINGTON ROAD, LOT 5-#8, DURHAM, NC 27707 The Borrower intends to use the loan proceeds to payoff an existing loan and to complete a new construction. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS A closing date has not been set yet for the purchase of this property. We will not originate a loan on this property until the closing process commences. Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The construction of the property may be extensive, and therefore subject to delays and other unexpected issues. The construction will require permitting, and permits may not be obtained on time or may be denied. There is no existing structure on this property, or if there is, it will be demolished, and a new structure built in its place. This is a collateral loan secured by both the subject property 7221 Farrington Road, Lot 5-#8, Durham, NC, 27707 and 7221 Farrington Road, Lot 1, Durham, NC, 27707 which was previously purchased and is owned by the borrower. This loan represents one draw for the construction project and is secured by an individual note. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES We generally charge borrowers an origination fee (which typically ranges between 2% and 6% of the principal loan amount) and a servicing fee (which typically ranges between 0.5% and 2%) for our services. We do not take a “spread” on any part of the interest payments. Borrowers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, we will charge a penalty of up to 2% for any extension made to the Borrower. See “Fees and Related Expenses” in the Offering Circular. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GRAYSON DARE HOMES, INC DATE OF FORMATION* 11/12/2000 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/18 Reporting period: 2017 Value of Properties Total Debt Completed Projects Revenue $4M $600K 8 $2M Unsold Inventory Aged Inventory Gross Margin % N/A N/A 33.15% PRINCIPAL Barry Burnette FOCUS New Construction GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2017 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 10 $800K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $500K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-195

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10753	3.2	November 30, 2017

3.3	Preferred Stock Voting Agreement		1-A/A	024-10753	3.3	November 30, 2017

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.4	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.5	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.6	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.7	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.8	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.9	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.10	Promissory Note and Security Agreement, as amended		1-A POS	024-10496	6.10	October 18, 2017

6.11	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.12	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

6.13	Loan Purchase Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.11	January 22, 2018

6.14	Servicing Agreement with Harvest Residential Loan Acquisition, LLC		1-A/A	024-10758	6.12	January 22, 2018

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A/A	024-10753	11.1	January 2, 2018

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 20, 2018.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	August 20, 2018
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary, Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	August 20, 2018
Nick Bhargava

*	Director	August 20, 2018
Sergei Kouzmine

*	Director	August 20, 2018
Bruce Boehm

*	Director	August 20, 2018
Michael Olander Jr.

*	Director	August 20, 2018
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact